UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2017

MEGA BRIDGE, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-207383	37-1780402
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

#501 Madison Avenue

14th Floor

New York, New York 10022

(Address of principal executive offices)

(212) 315-9705

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 8, 2017, Mega Bridge, Inc. (the “Company”) entered into an Employment Agreement for a two-year term with Dr. McCoy Moretz, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, and a director. Dr. McCoy was also granted 8,000,000 shares of Company common stock and a warrant to purchase up to 10,000,000 shares of Company common stock (as previously disclosed). The foregoing is only a brief description of the material terms of the Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

On July 8, 2017, the Company entered into a Consulting Agreement for a two-year term with Richard L. Chang Holdings LLC (“Holdings LLC”), a company owned and controlled by Richard Chang, who is a director of the Company. Holdings LLC is also an affiliate of the Company by virtue of its ownership of more than 10% of the outstanding shares of Company common stock and all of the shares of preferred stock. The consulting agreement provides for Holdings LLC to assist the Company with clinical operations, managing the Company’s patents and intellectual property, and assist the Company in technical matters in manufacturing the drug and research and development. As compensation for its services, the Company agrees to pay Holdings LLC a base fee of $89.28 an hour for 28 hours of work per month payable on a monthly basis ($2500 per month). The foregoing is only a brief description of the material terms of the Consulting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

On July 11, 2017, the Company entered into a Support and Collaboration Agreement (the “Collaboration Agreement”) with Rich Pharmaceuticals, Inc., a Nevada corporation (“Rich”), to support the Company’s development of treatments for Parkinson’s Disease. Under the terms of the agreement, Rich will provide data, raw materials and advisory support to the Company to assist the Company with its development of treatments for Parkinson’s disease and the associated regulatory approval process. In exchange, the Company agreed to pay Rich $100,000 and issue Rich 15,000,000 shares of Company common stock. The foregoing is only a brief description of the material terms of the Collaboration Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

ITEM 3.02	Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein. The issuances of the shares were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuances of the securities were isolated private transactions by the Company which did not involve a public offering; (b) there was a limited number of recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individuals or entities and the Company; and (f) the recipients of the securities were accredited investors.

After giving effect to the shares issuances described in the Collaboration Agreement, the Company will have 134,800,000 shares of Common Stock outstanding.

Item 5.02	Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The disclosure in Item 1.01 regarding the Employment Agreement for Dr. Moretz is incorporated herein by reference.

On July 11, 2017, the Board of Directors of the Company appointed Dr. Moretz as the Chief Financial Officer of the Company.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.16	Employment Agreement dated July 8, 2017 with Dr. McCoy Moretz
10.17	Consulting Agreement dated July 8, 2017 with Richard L. Chang Holdings LLC
10.18	Support and Collaboration Agreement dated July 11, 2017 with Rich Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEGA BRIDGE, INC.

Dated: July 12, 2017	By:	/s/ McCoy Moretz
Dr. McCoy Moretz Chief Executive Officer

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